UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

ATTIS INDUSTRIES INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

ATTIS INDUSTRIES INC.

12540 Broadwell Road, Suite 2104
Milton, GA 30004

To the Holders of Common Stock of Attis Industries Inc.:

This Information Statement is first being mailed on or about September 21, 2018 to the holders of record of the outstanding common stock, $0.025 par value per share (the “Common Stock”) of Attis Industries Inc., a New York corporation (the “Company”), as of the close of business on August 27, 2018 (the “Record Date”), to inform the stockholders of actions already approved by written consent of the majority stockholders holding 53.2 % of the voting equity. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders and holders of the Company’s preferred stock. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the holders of a majority of our outstanding voting stock:

●	approval of the issuance of shares of the Company’s Common Stock underlying (i) 2,500 shares of the Series F Preferred Stock, having such designations, rights and preferences as set forth in the Company’s Amendment to Certificate of Incorporation filed with the Secretary of State of the State of New York on August 28, 2018 (the “Series F Designations”), (ii) the senior secured convertible notes with an initial principal face amount of $5,439,000 issued on August 29, 2018 (collectively, the “Notes”) and (iii) warrants for the purchase of an aggregate of 4,532,500 shares of common stock issued on August 29, 2018, in the aggregate, in excess of 4,339,511, pursuant to conversion thereof in accordance with the Series F Designations and/or the terms and conditions of the Notes and/or Warrants, as applicable.

●	approval of increasing the number of shares of Common Stock the Company is authorized to issue from 150,000,000 to 250,000,000 as provided for herein (the “Increase in Authorized Shares”) and filing of an amendment to the Company’s Certificate of Incorporation to effect the Increase in Authorized Shares.

The enclosed information statement contains information pertaining to the matter acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at http://www.attisind.com

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing shareholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 615(c) of the New York Business Corporation Law.

By Order of the Board of Directors,

/s/ Jeffrey Cosman

Jeffrey Cosman

Chief Executive Officer, Chairman

September 20, 2018

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF ATTIS INDUSTRIES INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Attis Industries Inc.

12540 Broadwell Road, Suite 2104

Milton, GA 30004

Tel: (678) 580-5661

INFORMATION STATEMENT

(Definitive)

September 18, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of August 27, 2018 (the “Record Date”) of common stock, par value $0.025 per share (the “Common Stock”), of Attis Industries Inc., a New York corporation (the “Company,” “we,” “our” or “us”), to notify the Common Stockholders of the following:

On August 27, 2018, the Company received a written consent in lieu of a meeting by the holders of 53.2% of the voting power of the Common Stock, including shares of preferred stock (the “Majority Stockholders”) authorizing the following actions:

●	approval of the issuance of shares of the Company’s common stock underlying (i) 2,500 shares of the Series F Preferred Stock, having such designations, rights and preferences as set forth in the Company’s Amendment to Certificate of Incorporation filed with the Secretary of State of the State of New York on August 28, 2018 (the “Series F Designations”), (ii) the senior secured convertible notes with an initial principal face amount of $5,439,000 issued on August 29, 2018 (collectively, the “Notes”) and (iii) warrants for the purchase of an aggregate of 4,532,500 shares of common stock issued on August 29, 2018, in the aggregate, in excess of 4,339,511, pursuant to conversion thereof in accordance with the Series F Designations and/or the terms and conditions of the Notes and/or Warrants, as applicable. Resulting in the issuance of common stock in excess of 19.99% of the amount of common stock issued and outstanding, in order to comply with NASDAQ Listing Rule 5635(d) and New York law (the “Shareholder Approval”); and

●	approval of increasing the number of shares of Common Stock the Company is authorized to issue from 150,000,000 to 250,000,000 as provided for herein (the “Increase in Authorized Shares”) and filing of an amendment to the Company’s Certificate of Incorporation to effect the Increase in Authorized Shares.

On August 27, 2018, the Company’s Board of Directors (the “Board”) approved the issuance of the Series F Preferred Stock, and the Increase in Authorized Shares and recommended for approval to the Majority Stockholder the Shareholder Approval.

On August 27, 2018, the Majority Stockholder approved the Shareholder Approval and the Increase in Authorized Shares by written consent in lieu of a meeting in accordance with the New York Business Corporations Act.  Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock, warrant holders and holders of the Company’s preferred stock on or about September 21, 2018.

1

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDER.

The entire cost of furnishing this Information Statement will be borne by the Company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the name of the Majority Stockholder, the number of shares of Common Stock held by the Majority Stockholder, the number of shares of Series A Preferred held by the Majority Stockholders, the total number of votes that the Majority Stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Shares of Series A Preferred held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Jeffrey Cosman	1,358,660	51	24,970,898	24,970,898	53.2%
TOTAL	1,358,660	51	24,970,898	24,970,898	53.2%

ACTIONS: APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE COMPANY’S SERIES F PREFREED STOCK IN ORDER TO COMPLY WITH NASDAQ LISTING RULE 5635(d); AND INCREASE IN AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

The Shareholder Approval and Increase in Authorized Shares will become effective on the date that is twenty (20) calendar days after the mailing of this information statement.

We currently expect that such effective date will be on or about October 11, 2018.

APPROVAL OF THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF THE COMPANY’S SERIES F PREFREED STOCK IN ORDER TO COMPLY WITH NASDAQ LISTING RULE 5635(d)

August Private Placement

On August 29, 2018 (the “Closing Date”), Attis Industries Inc. (the “Company”) closed its private placement of senior secured convertible notes with an initial principal face amount of $5,439,000 (collectively, the “Notes”) and warrants for the purchase of an aggregate of 4,532,500 shares of common stock (the “Common Stock”) of the Company (subject to adjustment pursuant to the terms thereof) (collectively, the “Warrants”) having a per share purchase price of $0.60, subject to adjustment as provided therein. The private placement resulted in gross proceeds to the Company of $4,900,000 (including $300,000 offset of certain of the Company’s outstanding indebtedness).

The Notes accrue interest at a rate of 8% per annum on the basis of a 360-day year, payable on the first day of each month, beginning on the first such date after the Closing Date. If an Event of Default (as defined in the Notes) occurs, interest shall instead accrue from the date of such Event of Default at the rate equal to the lesser of 18% per annum and the maximum amount permitted by New York Law. The Notes reach full maturity on August 29, 2019.

2

Commencing on November 27, 2018, and continuing on the first trading day of each of the following nine successive months thereafter (each, an “Amortization Redemption Payment Date”) or such later date determined by the holder of a Note in a deferral notice, the Company is obligated to make amortization payments that if paid in cash is equal to the product of: (a) (i) 115%, if the applicable Amortization Redemption Payment Date occurs on or prior to the date that is the 180th calendar day immediately following the Closing Date, or (ii) 120%, if the applicable Amortization Redemption Payment occurs on or after the date that is the 181st calendar day immediately following the Closing Date, multiplied by (b) the sum of (i) one-tenth (1/10th) of the initial aggregate principal amount of the Notes, (ii) 100% of all accrued and unpaid interest on the principal amount of the Notes that is subject to such amortization payment, (iii) 100% of the Make-Whole Amount (as defined in the Notes) payable in respect of the principal amount of the Notes that is subject to such amortization payment (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of the Notes as of the applicable Amortization Redemption Payment Date for such amortization payment. If on any day during the period commencing ten trading days prior to the applicable Amortization Redemption Payment Date and including such Amortization Redemption Payment Date the Equity Conditions (as defined in the Notes) have not been satisfied (or waived in writing by the holders of the Notes) (each an “Equity Conditions Failure”), the Company may, in its sole discretion, make such amortization payment in a number of shares of Common Stock equal to the quotient obtained by dividing (A) the sum of (i) one-tenth (1/10th) of the initial aggregate principal amount of the Notes, (ii) 100% of all accrued and unpaid interest on the principal amount of the Notes that is subject to such amortization payment, (iii) 100% of the Make-Whole Amount (as defined in the Notes) payable in respect of the principal amount of the Notes that is subject to such amortization payment (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of the Notes as of the applicable Amortization Redemption Payment Date for such amortization payment by (B) the lesser of (i) $0.60, subject to adjustment as provided in the Notes, and (ii) 80% of the lowest VWAP (as defined in the Notes) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable Amortization Redemption Payment Date (the “Amortization Conversion Rate”). Under the terms of the Notes, the Amortization Conversion Price may not be less than $0.15 (subject to adjustment as provided in the Notes) (the “Conversion Price Floor”), provided, that in the event that the Amortization Conversion Rate would otherwise be less than the Conversion Price Floor, the Company shall pay to the holder of the Notes the Conversion Make-Whole Payment (as defined in the Notes) on such Amortization Redemption Payment Date, provided further, that in the event that a Holder elects to defer an amortization payment, the Amortization Conversion Rate to be calculated as of the delivery of the deferral notice. In addition, subject to certain limitations set forth in the Notes, the holder of a Note may convert the principal amount of such Note and other amounts payable thereunder into shares of Common Stock at a conversion price equal to $0.60, subject to adjustment as provided in the Notes. Notwithstanding anything to the contrary provided herein or in the Notes, upon the date of an Event of Default, the conversion price shall be equal to the lower of the applicable conversion price and 70% of the lowest VWAP during the 10 consecutive trading days ending on the trading day immediately prior to the relevant conversion date.

Following each issuance by the Company or any of its subsidiaries for capital-raising purposes of (i) common stock or common stock equivalents for cash consideration, (ii) indebtedness, or (iii) a combination of units thereof, resulting in cash gross proceed to the Company in an amount equal to or greater than $1,000,000, the Company is required to use 50% of such gross proceeds in excess of $1,500,000 to redeem in cash from each holder such amounts under the Notes. In addition, the Company may, at any time during which no Equity Conditions Failure has occurred, redeem all, but not less than all, of the then-outstanding principal amount of each Note, plus accrued but unpaid interest thereon, the Make-Whole Amount, liquidated damages and other amounts owing in respect thereof through and including the redemption date for a cash redemption price equal to the product of: (a) (i) 115%, if the applicable redemption date for such redemption occurs on or prior to the date that is the 180th calendar day following the Closing Date, or (ii) 120%, if the applicable redemption date for such redemption occurs on or after the date that is the 181st calendar day following the Closing Date, multiplied by (b) the sum of (i) the principal amount of each such Note that is subject to the redemption, (ii) 100% of the accrued and unpaid interest on the principal amount of each such Note that is subject to such redemption, (iii) 100% of the Make-Whole Amount payable in respect of the principal amount of each such Note that is subject to such redemption (as applicable), and (iv) all liquidated damages, costs of collection and other amounts payable in respect of each such Note as of the applicable redemption date for such redemption.

3

The Notes and Warrants were issued pursuant to the terms of that certain Securities Purchase Agreement dated August 29, 2018 (the “Note and Warrant Purchase Agreement”) among the Company and the purchasers identified therein (the “Purchasers”), which, among other things, requires the Company to file an Information Statement on Schedule 14C relating to required approvals obtained by written consent of the Company’s shareholders and, in addition, prohibits the Company from, among other things, without the prior written consent of the Purchasers (i) while the Notes remain outstanding, reducing the conversion or exchange prices of certain outstanding securities convertible into shares of the Company’s common stock or increasing the number of shares of common stock issuable thereunder, (ii) engaging in certain variable rate transactions until the later of twelve months from the Closing Date or the date on which the Notes are no longer outstanding, and (iii) while the Notes remain outstanding, engaging in any agreement, plan, arrangement or transaction structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”).

To induce the Purchasers to effect the transactions contemplated by the Note and Warrant Purchase Agreement, the Company, certain of its subsidiaries (collectively, with the Company, the “Debtors”), the Purchasers and MEF I, L.P., a Delaware limited partnership, as collateral agent, entered into that certain Security Agreement (the “Security Agreement”) dated as of the Closing Date, pursuant to which the Debtors pledged a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right and title to, and interest in, the assets of the Debtors. Subject to certain exclusions, the collateral includes, without limitation, those certain receivables and the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the equity interests of the Debtors (other than the Company) owned, directly or indirectly, by the Company: (i) all goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory; (ii) all contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the organizational documents of the Debtors, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, intellectual property and income tax refunds; (iii) all accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit; (iv) all documents, letter-of-credit rights, instruments and chattel paper; (v) all commercial tort claims; (vi) all deposit accounts and all cash (whether or not deposited in such deposit accounts); (vii) all investment property; (viii) all supporting obligations; (ix) all files, records, books of account, business papers, and computer programs; and (x) the products and proceeds of all of the foregoing collateral set forth in clauses (i)-(ix) above. Upon an event of default, the Purchaser will have the right to exercise certain remedies, including the right to take possession of the collateral. In addition to the Security Agreement, the Company granted a security interest in the Company’s intellectual property rights to the Purchasers pursuant to the terms of that certain Intellectual Property Security Agreement, dated as of the Closing Date (the “IP Security Agreement”). The obligations of the Company under the Notes, the Warrants and the other documents and instruments executed in connection with the transactions contemplated by the Purchase Agreement, are guaranteed, jointly and severally, by each of the other Debtors pursuant to that certain Subsidiary Guarantee, dated as of the Closing Date (the “Subsidiary Guaranty”).

 Contemporaneously with the execution of the Note and Warrant Purchase Agreement, the Company entered into that certain Registration Rights Agreement (the “Note and Warrant Registration Rights Agreement”), by and among the Company and the Purchasers, pursuant to which the Company agreed to file with the Securities and Exchange Commission, a registration statement on Form S-1 for the registration of shares of Common Stock issuable to the Purchasers upon conversion of the Notes and the Warrants, subject to certain conditions and limitations set forth therein.

4

On the Closing Date, the Company also entered into that certain payoff letter (the “Payoff Letter”) with Goldman Sachs Specialty Lending Group, L.P. (“GSSLG”). Pursuant to the Payoff Letter, the Company fully satisfied its outstanding obligations under that certain Second Amended and Restated Credit and Guaranty Agreement dated April 20, 2018 (the “Second Amended and Restated Credit Agreement”), by and among the Company, certain subsidiaries of the Company and GSSLG, and each of the other credit documents entered into therewith (collectively, the “GS Credit Documents”), including the term loan (the “GS Term Loan”) thereunder in an amount of approximately $8,700,000, by (i) making a cash payment of $3,000,000 to Goldman Sachs Specialty Lending Holdings, Inc. (“GS Holdings”) and (ii) issuing to Goldman Sachs & Co. LLC (“GS,” as designee of GS Holdings) 2,500 shares of Series F Preferred Stock (the “Series F Preferred Stock”) of the Company pursuant to the terms of that certain Securities Purchase Agreement, dated as of the Closing Date, by and between the Company and GS Holdings (the “Series F Purchase Agreement”). Upon delivery of the cash payment and issuance of the shares of Series F Preferred Stock required under the Payoff Letter, the parties terminated the Second Amended and Restated Credit Agreement, the other GS Credit Documents and the GS Term Loan thereunder.

The Series F Purchase Agreement contains substantially similar covenants to those contained in the Note and Warrant Purchase Agreement. The Company also entered into a letter agreement with GS dated as of the Closing Date (the “GS Side Letter”), which provides GS with additional rights, including, among other things, (i) subject to certain exceptions stated therein, an obligation to refer potential purchasers of the Company’s securities (including potential purchasers of newly-issued securities from the Company or outstanding securities) to GS to purchase shares of Series F Preferred Stock held by GS, and following any such referral, giving GS 90 days to negotiate the sale of all or a portion of the shares of Series F Preferred Stock held by GS to such potential purchaser, and (ii) following the issuance on or after November 27, 2018 by the Company or any of its subsidiaries for capital-raising purposes of Common Stock or Common Stock Equivalents (as defined in the Series F Purchase Agreement) for cash consideration (a “Qualified Subsequent Financing”), a requirement to use 50% of the gross proceeds of such Qualified Subsequent Financing to redeem, simultaneously with the closing of such Qualified Subsequent Financing, shares of Series F Preferred Stock at a price equal to 120% of the stated value of such shares set forth in the Company’s Certificate of Incorporation, plus accrued and unpaid dividends thereon, and certain other fees or liquidated damages.

Contemporaneously with the execution of the Series F Purchase Agreement, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “Series F Registration Rights Agreement”), by and between the Company and GS, pursuant to which the Company agreed, among other things, to file with the Securities and Exchange Commission, a registration statement on Form S-1 for the registration of shares of all of the Common Stock issued to GS and all of the shares of Common Stock issuable to GS upon conversion of the Series F Preferred Stock, subject to certain conditions and limitations set forth therein.

In addition to the cash payments required under the Payoff Letter, the Company used the proceeds of the transactions contemplated by the Note and Warrant Purchase Agreement to satisfy $942,500 of outstanding obligations under existing promissory notes and certain transaction expenses and for other general corporate purposes.

The Company utilized the services of Garden State Securities, Inc., a FINRA-registered placement agent, for the private placement of the Notes and the Warrant to the Purchasers. In connection with such private placement, the Company paid such placement agent an aggregate cash fee of $300,000, of which $150,000 was paid on the Closing Date, and will issue to such placement agent or its designees a warrant to acquire approximately 783,000 shares of Common Stock.

The foregoing descriptions of the Note and Warrant Purchase Agreement, the Notes, the Warrants, Note and Warrant Registration Rights Agreement, the Series F Purchase Agreement, the GS Side Letter, the Series F Registration Rights Agreement, the Payoff Letter, the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty do not purport to be complete and are qualified in their entirety by reference to the Note and Warrant Purchase Agreement, the Notes, the Warrants, Note and Warrant Registration Rights Agreement, the Series F Purchase Agreement, the GS Side Letter, the Series F Registration Rights Agreement, the Payoff Letter, the Security Agreement, the IP Security Agreement and the Subsidiary Guaranty, which are filed as Exhibits 4.1, 4.2 and 4.3, 4.4, 4.5, 4.6, 4.7, 10.1, 10.2, 10.3, 10.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2018, respectively, and incorporated herein by reference.

The Notes, the Warrants, the shares of Series F Preferred Stock, and the Common Stock issuable upon conversion or exercise thereof have been sold and issued and will be issued in accordance with and reliance on the exemption from registration provided by Section 4(a)(2) and a safe harbor thereunder pursuant to Regulation D of the Securities Act.

5

On August 29, 2018, the Company also issued 600,000 fully-vested shares of Company Common Stock to a consultant for services provided to the Company for no additional purchase price. The 600,000 shares of Common Stock issued to the consultant were issued in accordance with and reliance on the exemption from registration provided by Section 4(a)(2) and a safe harbor thereunder pursuant to Regulation D of the Securities Act.

In connection with the closing of the Purchase Agreement, on August 28, 2019, the Company filed a Certificate of Amendment with the New York State Department of State in contemplation of the issuance of shares of Series F Preferred Stock to GS, to increase the number of authorized shares of the Company’s Series F Preferred Stock from 3,600 to 5,001 shares. The Company further amended its Certificate of Incorporation to provide that until shareholder approval is effective, only 2,500.02 shares of Series F Preferred Stock presently outstanding may convert to shares of Common Stock. The Company filed a copy of the Certificate of Amendment as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2018

The shares of Series F Stock have a stated value of $1,000.00 per share, are convertible into Common Stock at a price of the greater of $0.50 per share or 100% of the lowest closing market price per share for the thirty days prior to conversion, subject to certain adjustments and beneficial ownership limitations. Shares of the Series F Stock are non-voting. The shares of Series F Stock rank senior to the common stock.

Based on the Series F Conversion Price (and provided the Company has sufficient authorized shares of Common Stock to allow for such conversion), provided that no adjustments were required to the Series F Conversion Price, up to a maximum of 5,000,000 shares of Common Stock would be issuable upon conversion of 2,500 shares of Series F Preferred Stock. Based on the conversion price and terms and conditions of the Notes, (and provided the Company has sufficient authorized shares of Common Stock to allow for such conversion), provided that no adjustments were required to the Notes, up to a maximum of 43,512,000 shares of Common Stock would be issuable upon conversion of the Notes. Based on the conversion price and terms and conditions of the Warrants, (and provided the Company has sufficient authorized shares of Common Stock to allow for such conversion), provided that no adjustments were required to the Warrants, up to a maximum of 4,532,500 shares of Common Stock would be issuable upon conversion of the Warrants. Based on the number of shares of Common Stock outstanding as of the Record Date, but without accounting for the limitations on ownership set forth in the Series F Designations, the Notes and Warrants, or any adjustments to Series F Conversion Price, such shares would represent approximately 70.96% of our total outstanding shares (giving effect to issuances pursuant to such 2,500 shares of Series F Preferred Stock, the Note and the Warrants, but without giving effect to the conversion or exercise of other shares of convertible preferred stock and/or warrants, including any additional shares that may be issuable pursuant to such securities as a result of antidilution adjustments to the price of such securities resulting from the provisions of the Notes). The issuance of such shares may result in significant dilution to our shareholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company; adjustments to the Series F Conversion Price could result in further dilution. The sale or any resale of the Common Stock issued upon conversion of Series F Preferred Stock, Notes and Warrants, could cause the market price of our Common Stock to decline as well as result in substantial dilution to other shareholders since the Series F shareholders, holders of the Notes and Warrants may ultimately convert and sell the full amount issuable on conversion. This means that our current shareholders will own a smaller interest in our company and will have less ability to influence significant corporate decisions requiring shareholder approval.

The Shareholder Approval is required for the Company to comply with NASDAQ Marketplace Rule 5635(d), which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (1) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or Substantial Shareholders (as defined in the NASDAQ Marketplace Rules) of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. Accordingly, until the Shareholder Approval is effective, the Company may not issue shares of Common Stock upon conversion of the Series F Preferred Stock, Notes and/or Warrants in excess of 4,339,511.

Effect of Proposal on Current Shareholders.

The issuance of such shares may result in significant dilution to our shareholders and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. The sale or any resale of the Common Stock issued upon conversion of Series F Preferred Stock could cause the market price of our Common Stock to decline as well as result in substantial dilution to other shareholders since the Stockholders may ultimately convert and sell the full amount issuable on conversion. This means that our current shareholders will own a smaller interest in our company and will have less ability to influence significant corporate decisions requiring shareholder approval.

6

Further Information.

The terms of the Certificate of Designation for the Series F Preferred Stock, the Securities Purchase Agreement, Form of Registration Rights Agreement and the Senior Secured Convertible Note are complex and only briefly summarized above. For further information, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018, and the transaction documents filed as exhibits to such report. The discussion herein is qualified in its entirety by reference to such filed transaction documents.

Dissenters’ Rights.

Under the New York Business Corporation Law, stockholders will not be entitled to dissenters’ rights with respect to the Shareholder Approval, and we do not intend to independently provide stockholders with such rights.

AMENDMENT TO COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY’S AUTHORIZED SHARES

The holder of at least a majority of the voting equity of the Company, on August 27, 2018, authorized the increase of our shares of authorized Common Stock from 150,000,000 to 250,000,000.

The holder of at least the majority of outstanding shares of our Common Stock believes that it is advisable and in the best interests of the Company and its shareholders effect an Increase of Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights.

THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to Certificate of Incorporation (the “Amended Certificate”) as approved by the holder of at least a majority of the outstanding shares of Common Stock. The Increase in Authorized Shares will be effected by filing the Restated Certificate with the Secretary of State of New York, which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

Effects of Amendment.

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	22,308,409	22,308,409
Authorized	150,000,000	250,000,000

Potential Anti-takeover effects of the increase in authorized shares.

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board, including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares, thereby diluting the stock ownership of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

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Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Certificate of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

Dissenters’ Rights.

No dissenters’ or appraisal rights are available to our stockholders under the New York Business Corporation Law in connection with the proposed amendment to our Certificate of Incorporation to effect the Increase in Authorized Shares.

Actions to be taken.

This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder.

The Shareholder Approval and Increase in Authorized will become effective on the date that is twenty (20) calendar days after the mailing of this information statement to stockholders.

We currently expect that such effective date will be on or about October 11, 2018.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 31, 2018, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, Series A preferred stock, Series D preferred stock and Series E preferred stock, Series F Preferred Stock and Series G Preferred Stock (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series A Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 22,308,409 shares of Common Stock outstanding as of August 31, 2018. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of August 31, 2018. In addition, as of August 31, 2018, 51 shares of Series A Preferred Stock, 106,950 shares of Series D Preferred Stock, 161,000 shares of Series E Preferred Stock, 3,978 shares of Series F Preferred Stock and 202,600 shares of Series G Preferred Stock were outstanding. We did not deem such options or shares of Preferred Stock outstanding, however, for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Attis Industries Inc., 12540 Broadwell Road, Suite 210, Milton, GA 30004.

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Name and Address of Beneficial Owner	Common Stock Owned Beneficially		Percent of Class	Series A Preferred Stock Owned Beneficially	Percent of Class	Series D Preferred Stock Owned Beneficially	Percent of Class	Series E Preferred Stock Owned Beneficially	Percent of Class	Series F Preferred Stock Owned Beneficially	Percent of Class Owned Beneficially	Series G Preferred Stock Owned Beneficially	Percent of Class Owned Beneficially
Named Executive Officers and Directors
Jeffrey S. Cosman, Chief Executive Officer, Chairman	1,358,660	(1)	6.09%	51	100.00%	―	―	―	―	―	―
Chris Diaz, Chief Financial Officer	―		―	―	―	―	―	―	―	―	―
Joseph Ardagna, Director	21,583	(4)	*	―	―	―	―	―	―	―	―
Jackson Davis, Director	21,583	(4)	*	―	―	―	―	―	―	―	―
Thomas Cowee, Director	21,583	(4)	*	―	―	―	―	―	―	―	―
All directors and officers as a group (5 persons)	1,423,409		6.38%	51	100.00%	―	―	―	―	―	―
5% or greater shareholders
Clayton Struve 175 W. Jackson Blvd., Suite 440 Chicago, IL 60604 (3)	2,394,927		10.74%	―	―	97,850	91.49%	150,000	93.168%	―	―
YA II PN, Ltd. 1012 Springfield Avenue, Mountainside, NJ 07092 (5)	―		―	―	―	―	―	―	―	2,222.24	44.44%	11,750	5.8%
Walter H. Hall, former President, former Chief Operating Officer and former Director	1,031,260	(6)	4.62%	―	―	―	―	―	―		―
EXO Opportunity Fund LLC c/o Sonageri & Fallon LLC, 411 Hackensack Avenue, Hackensack, New Jersey 07601 (7)	1,000,000		4.48%									38,250	18.9%
Goldman Sachs & Co. LLC 200 West Street, New York, New York 10282	421,236		1.89%							2,500.00	50.00%
GreenShift Corporation Corporation 5950 Shiloh Road East, Suite N Alpharetta, GA 30005 (8)	1,000,000		4.48%									130,000	64.1%
Gaula Ventures LLC McFarlin Lane, Milton, Georgia 30004 (9)	1,000,000		4.48%									22,600	11.15%
Total	8,270,832		37.1%	51	100.00%	97,850	91.49%	150,00000	93.68%	4,722.24	94.44%	202,600	100

* Less than 1%

(1)	Includes 1,560 shares of the Common Stock of the Company issued to Rush the Puck, LLC, a limited liability company in which Mr. Cosman and his wife are the sole members and 20,000 shares of the Common Stock of the Company issued, in the aggregate, to four limited liability companies in which Mr. Cosman is the manager. Includes 302,663 warrants to purchase Common Stock at an exercise price of $5.16 per share. Does not reflect voting power conferred by ownership of Series A Preferred Stock.

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(2)	Excludes 3,750 non-employee options to purchase Common Stock at $20 per share.

(3)	Includes 181,598 warrants to purchase Common Stock at an exercise price of $5.16 per share; does not include (i) 978,500 shares of Common Stock underlying shares of Series D Preferred Stock, which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (ii) 1,100,000 shares of Common Stock underlying shares of Series E Preferred Stock, the conversion terms of which are subject to the Shareholder Approval and which may not be converted to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares, (iii) 1,467,750 warrants to purchase Common Stock at an exercise price of $1.44 per share, which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares; and (v) 1,650,000 warrants to purchase Common Stock at an exercise price of $1.20 per share, which may not be exercised to the extent that it would result in such owner holding more than 4.99%, unless waived upon 60 days’ notice, but shall in no event exceed 19.99%, of the Company’s outstanding shares.

(4)	Excludes 3,750 non-employee options to purchase Common Stock at $20.00 per share.

(5)	YA II PN, Ltd. (“YA”) is the holder of 2,222.24 shares of Series F Convertible Preferred Stock and 11,750 of Series G Convertible Preferred Stock. Yorkville Advisors Global, LP (“Yorkville LP”) is YA’s investment manager and Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA are made by Managing Member, Matthew Beckman. D-Beta One Equity, Ltd. (“D-Beta One”) is the holder of warrants to purchase 750,000 shares of the Company’s common stock at an exercise price of $0.49356 per share. Delta Beta Advisors, LLC (“D-Beta”) is D-Beta One’s investment manager. All investment decisions for D-Beta are made by D-Beta’s Managing Member, Matthew Beckman. YA and D-Beta One may be deemed affiliates of one another through common management and ownership.

(6)	As of the date hereof, Mr. Hall beneficially owns 1,031,260 shares of the issued and outstanding common stock of the Issuer, comprised of: (i) 175,350 shares of common stock owned directly by Mr. Hall; and (ii) 857,910 shares, based on the assumed exercise of options having a $1.06 per share exercise price for a period of five years owned directly by Mr. Hall. Therefore, in the aggregate, Mr. Hall may cast 1,031,260 of 17,981,326 votes, equivalent to approximately 5.735%.

(7)	EXO Opportunity Fund LLC (“EXO”) beneficially owns 1,000,000 shares of common stock and is the holder of 37,250 shares of Series G Convertible Preferred Stock. All investment decisions for EXO are made by EXO's Manager, Mary Carroll. Acutus Capital LLC is the sole member of EXO, and James Sonageri is the sole member and manager of Acutus Capital LLC.

(8)	GreenShift Corporation (“GreenShift”) beneficially owns 1,000,000 shares of common stock and is the holder of 130,000 shares of Series G Convertible Preferred Stock. All investment decisions for GreenShift are made by GreenShift’s Chief Executive Officer, Kevin Kreisler. Viridis Capital LLC is the owner of 80% of the capital stock of GreenShift, and Mr. Kreisler is the sole member and manager of Viridis Capital LLC.

(9)	Gaula Ventures LLC (“Gaula”) beneficially owns 1,000,000 shares of common stock and is the holder of 22,600 shares of Series G Convertible Preferred Stock. All investment decisions for Gaula are made by Gaula’s Manager, David Winsness. Mr. Winsness is the owner of the majority equity interests in Gaula.

Other than the pledge by Mr. Cosman of 51 shares of Series A Preferred Stock, which may become effective on May 17, 2019, subject to the occurrence of certain events, as has been disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2018, there are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

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DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Shareholder Approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Attis Industries Inc., 12540 Broadwell Road, Suite 2104, Milton, GA 30004. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jeffrey Cosman

Jeffrey Cosman

Chairman and Chief Executive Officer

Dated: September 20, 2018

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Exhibit A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

ATTIS INDUSTRIES INC.

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Attis Industries Inc. (the “Corporation”). The name under which it was originally formed is “CIP, Inc.”

SECOND: The certificate of incorporation of the Corporation (such certificate of incorporation, as amended or restated and in effect thereafter, the “Certificate of Incorporation”) was filed by the New York State Department of State on November 12, 1993.

THIRD: The Certificate of Incorporation is hereby amended as follows:

Paragraph FOURTH of the Certificate of Incorporation relating to:

Capitalization of the corporation and the designation of classes of preferred stock, pursuant to the authority granted to the Board in this Certificate of Incorporation is amended as follows, to effect the increase in the number of shares of Common Stock that the corporation is authorized to issue, without effecting in any way the number, designations, rights, or preferences of any shares of Preferred Stock:

A.	The first clause of the first sentence thereof will be deleted in its entirety and replaced with the following:

“The aggregate number of shares which the corporation shall have the authority to issue shall be Two Hundred Fifty-Five Million (255,000,000) shares, as follows:”

B.	Part “a.”, immediately following the first clause of the first sentence thereof, will be deleted in its entirety and replaced with the following:

“Common Stock: Of the total authorized capital stock, the corporation shall have the authority to issue Two Hundred Fifty Million (250,000,000) shares having a par value of $0.025 each, which shares shall be designated “Common Stock.”

[Remainder of Page Intentionally Left Blank]

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FOURTH: The certificate of amendment was authorized by: the vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

Name: Jeffrey S. Cosman Title: Chief Executive Officer

[Certificate of Amendment to Certificate of Incorporation of Attis Industries Inc.]

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